UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
___________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2014

Commission file number 001-33606
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VALIDUS HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	98-0501001
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

29 Richmond Road, Pembroke, Bermuda HM 08
(Address of principal executive offices)

Registrant's telephone number, including area code: (441) 278-9000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
Annual General Meeting of Shareholders

At the annual general meeting of shareholders of the Company held on April 30, 2014, the shareholders of the Company approved the following:

(a) The election of four Class I Directors of the Company:

	For	Withheld	Broker Non-Votes
Joseph E. Consolino	66,701,806	13,773,494	3,516,412
Matthew J. Grayson	77,243,334	3,231,966	3,516,412
Jean-Marie Nessi	68,571,899	11,903,401	3,516,412
Mandakini Puri	76,928,235	3,547,065	3,516,412
(b) The approval, by a non-binding advisory vote, of the executive compensation payable to the Company's named executive officers as described in the Executive Compensation section of the Company's Proxy Statement dated March 14, 2014, including the Compensation Discussion and Analysis:

For	Against	Abstain	Broker Non-Votes
75,239,616	4,535,209	700,475	3,516,412

(c) The approval of the selection of PricewaterhouseCoopers, Ltd. to act as the independent registered public accounting firm of the Company for the year ending December 31, 2014:

For	Against	Abstain	Broker Non-Votes
82,656,113	800,301	535,298	3,516,412

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2014

VALIDUS HOLDINGS, LTD. (Registrant)
By:	/s/ Robert F. Kuzloski

Name:	Robert F. Kuzloski
Title:	Executive Vice President and General Counsel